Filed Pursuant to Rule 424(b)(2)
Registration No. 333-238931

PRODUCT SUPPLEMENT NO. 4
(To Series A Prospectus Supplement dated November 1, 2022
and Prospectus dated June 4, 2020, as may be amended)

JEFFERIES FINANCIAL GROUP INC.
Global Medium-Term Notes, Series A
Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Jefferies Financial Group Inc. (the “Company”) may, from time to time, offer and sell notes linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” The notes provide for the repayment of principal at maturity regardless of the performance of the relevant Market Measure(s) (subject to our credit risk), as well as the potential for a positive return based on the performance of the relevant Market Measure(s). We refer to all notes offered under this product supplement as the “notes.”
The notes will be senior unsecured obligations of ours.  Any payments due on the notes, including any repayment of principal, will be subject to our credit risk. If we default on our obligations under the notes, you could lose some or all of your investment.
This product supplement, which we refer to as the “product supplement,” describes some of the general terms that apply to the notes. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the notes and may include changes to the terms specified in this product supplement. A separate market measure supplement or the relevant pricing supplement will describe any Market Measure(s) to which the notes are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying market measure supplement, the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.
You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this product supplement, any applicable market measure supplement and the accompanying prospectus supplement and prospectus before investing in the notes.
The notes will not be listed on any securities exchange or automated quotation system.
The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page 5 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of notes as well as the risks associated with the particular Market Measure(s) to which your notes are linked.
The notes are our unsecured obligations, and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the notes, you could lose some or all of your investment. The notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

Jefferies	Wells Fargo Securities
The date of this product supplement is March 2, 2023.

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ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable market measure supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the notes to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.
You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the notes have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.
Unless otherwise specified, the terms “we,” “our,” “us,” and “issuer” as used herein refer to Jefferies Financial Group Inc..

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SUMMARY
Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.
General:
The notes are senior unsecured obligations issued by Jefferies Financial Group Inc. The notes rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the notes, including any repayment of principal, are subject to our credit risk. If we default on our obligations under the notes, you could lose some or all of your investment.

Maturity Payment Amount:
The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of one or more:
•          equity indices (each, an “Index” and collectively, the “Indices”);
•          exchange-traded funds (each, a “Fund” and collectively, the “Funds”);
•       common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or
•          any combination of the foregoing,
as specified in the applicable pricing supplement. Accordingly, although the notes provide for the repayment of principal at maturity, you may not receive any positive return on the notes.
In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your notes may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”
The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the notes are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The notes may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.
You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to not receive any positive return on your investment.

Coupon:
The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise.  If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Principal Amount and Original Offering Price:	The principal amount of each note and the original offering price of each note will be specified in the applicable pricing supplement.
Pricing Date:
We refer to the date on which a particular issuance of notes is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):
We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the notes as a “calculation day.” If there is a single calculation day for the notes, references to the “final calculation day” herein mean such calculation day.
The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Notes—Consequences of a Market Disruption Event;

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Postponement of a Calculation Day.”
Payment Date(s):
The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the notes (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Notes—Payment Dates.”

Closing Value:
When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:
Unless otherwise specified in the applicable pricing supplement, Jefferies Financial Services Inc. (“JFSI”), a wholly-owned subsidiary of the Company, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

No Listing:	The notes will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

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RISK FACTORS
The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable market measure supplement and/or other supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the notes. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of notes as well as the risks associated with the particular Market Measure(s) to which your notes are linked. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control.  You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the notes in light of your particular circumstances.
General Risk Factors Relating To All Notes
You May Not Receive Any Positive Return On The Notes.
The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the relevant Market Measure(s) and other terms of the notes, as described in the applicable pricing supplement. If the relevant Market Measure(s) do not perform favorably, you may not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity regardless of the performance of the relevant Market Measure(s), you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.
Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.
You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity.
If you are a U.S. holder of a note, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this product supplement entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences.”
The Notes Are Subject To Our Credit Risk.
The notes are our obligations and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the notes are subject to our creditworthiness, and you will have no ability to pursue any Underlying Stock, any securities included in any Index, the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the notes and, in the event we were to default on our obligations under the notes, you may not receive any amounts owed to you under the terms of the notes.
The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the notes prior to stated maturity will be affected by the then-current value of the Market Measure(s), interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the notes.  When we refer to the “value” of your note, we mean the value you could receive for your note if you are able to sell it in the open market before the stated maturity date.
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Market Measure Performance.  The value of the notes prior to maturity will depend substantially on the then-current value of the Market Measure(s). The price at which you may be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Market Measure(s) at such time is less than, equal to or not sufficiently above its starting value or other value relevant to the determination of any payments on the notes specified in the applicable pricing supplement.

•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.

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Volatility Of The Market Measure(s).  Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the Market Measure(s) changes.

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Correlation Among The Market Measures. If the notes are linked to more than one Market Measure, the value of the notes may be affected by changes in the correlation among the Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Market Measures may be positive, zero or negative. The value of the notes is likely to decrease if the correlation among the Market Measures decreases.

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Time Remaining To Maturity.  The value of the notes at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Market Measure(s). This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Market Measure(s) during the period of time still remaining to the stated maturity date.

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Dividend Yields. The value of the notes may be affected by the dividend yields on (i) with respect to an Index, the securities included in such Index; (ii) with respect to a Fund, such Fund or the securities held by such Fund; or (iii) with respect to an Underlying Stock, such Underlying Stock. In each case, the amount of such dividends may influence the closing value of the applicable Market Measure.

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Currency Exchange Rates.  If the notes are linked to an Index or a Fund that includes securities quoted in one or more foreign currencies and the value of such Index or Fund is based on the U.S. dollar value of such securities, the value of the notes may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

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Volatility Of Currency Exchange Rates. If the notes are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the notes may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

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Correlation Between Currency Exchange Rates And An Index. If the notes are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the notes may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable Index.

In addition to the derivative component factors, the value of the notes will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the value of a Market Measure.  Because numerous factors are expected to affect the value of the notes, changes in the value of the Market Measure(s) may not result in a comparable change in the value of the notes.
The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.
The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agent is willing to buy your notes.
If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.
Investing In The Notes Is Not The Same As Investing In Any Market Measure.
Investing in the notes is not equivalent to investing in any Market Measure. As an investor in the notes, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the notes because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the notes, you will not have any voting rights or any other rights as would holders of an Underlying Stock, a Fund or the securities included in an Index.

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Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.
It is impossible to predict whether the value of a Market Measure will fall or rise. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. Accordingly, any historical values of a Market Measure do not provide an indication of the future performance of such Market Measure.
A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Notes” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the notes.  In engaging in certain of the activities described below, our subsidiaries or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.  Our subsidiaries or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.
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The calculation agent is our subsidiary and may be required to make discretionary judgments that affect the return you receive on the notes. JFSI, which is a subsidiary of the Company, will be the calculation agent for the notes. As calculation agent, JFSI will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the notes. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to:

o	determining whether a non-trading day or market disruption event has occurred on any date that the value of a Market Measure is to be determined;
o
with respect to an Index, (i) determining the closing level of such Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs with respect to such Index on that day; (ii) if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index on any date of determination; and (iii) determining whether to adjust the closing level of such Index on a calculation day in the event of certain changes in or modifications to such Index;

o
with respect to a Fund, (i) determining the fund closing price of such Fund if a calculation day is postponed with respect to such Fund to the last day to which it may be postponed and a market disruption event with respect to such Fund occurs on that day; (ii) adjusting the adjustment factor for a Fund and other terms of the notes in certain circumstances; (iii) if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund on any date of determination; and (iv) determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to such Fund or its fund underlying index; and

o
with respect to an Underlying Stock, (i) determining the stock closing price of such Underlying Stock if a calculation day is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; (ii) determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; (iii) adjusting the adjustment factor for an Underlying Stock in certain circumstances; and (iv) if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the notes.

In making these discretionary judgments, the fact that JFSI is our subsidiary may cause it to have economic interests that are adverse to your interests as an investor in the notes, and JFSI’s determinations as calculation agent may adversely affect your return on the notes.
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Research reports by our subsidiaries or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the value of a Market Measure.  Our subsidiaries or any participating dealer in the offering of the notes or its affiliates may, at present or in the future, publish research reports relating to a Market Measure. When we refer to a research report relating to a Market Measure, we mean (i) with respect to an Index,

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research reports on such Index or the companies whose securities are included in such Index; (ii) with respect to a Fund, research reports on such Fund or its fund underlying index or the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, research reports on such Underlying Stock. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research reports relating to a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the notes. You are encouraged to derive information concerning a Market Measure from multiple sources and should not rely on the views expressed by us or our subsidiaries or any participating dealer or its affiliates. In addition, any research reports relating to a Market Measure published on or prior to the pricing date could result in an increase in the value of the applicable Market Measure on the pricing date, which would adversely affect investors in the notes by increasing the value at which such Market Measure must close on a calculation day in order for investors in the notes to receive a favorable return.
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Business activities of our subsidiaries or any participating dealer or its affiliates may adversely affect the value of a Market Measure.  Our subsidiaries or any participating dealer or its affiliates may, at present or in the future, engage in business with (i) with respect to an Index, the companies whose securities are included in such Index; (ii) with respect to a Fund, the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, the applicable Underlying Stock Issuer. These business activities may include making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies.  These business activities could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the notes.  In addition, in the course of these business activities, our subsidiaries or any participating dealer or its affiliates may acquire non-public information about any of those companies. If our subsidiaries or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

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Hedging activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of a Market Measure.  We expect to hedge our obligations under the notes through one or more hedge counterparties, which may include our subsidiaries or any participating dealer or its affiliates.  Pursuant to such hedging activities, our hedge counterparties may acquire (i) with respect to an Index, the securities included in such Index or listed or over-the-counter derivative or synthetic instruments related to such Index or such securities; (ii) with respect to a Fund, shares of such Fund, securities held by or included in such Fund or its fund underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock or listed or over-the-counter derivative or synthetic instruments related to such Underlying Stock. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  To the extent that our hedge counterparties have a long hedge position in such securities, they may liquidate a portion of such holdings at or about the time of a calculation day. These hedging activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the notes.

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Trading activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of a Market Measure. Our subsidiaries or any participating dealer or its affiliates may engage in trading in (i) with respect to an Index, the securities included in such Index and other instruments relating to such Index or such securities; (ii) with respect to a Fund, the shares of such Fund or the securities held by or included in such Fund or its fund underlying index and other instruments relating to such Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock and other instruments relating to such Underlying Stock on a regular basis as part of their general broker-dealer and other businesses.  Any of these trading activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the notes.

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A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the notes to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or other fee for the sale of the notes to you, this projected hedging profit will be in addition to the concession and/or other fee, creating a further incentive for the participating dealer to sell the notes to you.

The Tax Consequences Of An Investment In Your Notes Are Complex
The tax consequences of an investment in your notes are complex, both as to the timing and character of any inclusion in income in respect of your notes.
Except as otherwise provided in the applicable pricing supplement or as described under “Supplemental Discussion of U.S. Tax Consequences – U.S. Holders – Tax Treatment – Short-Term Notes”, the notes will be treated as debt instruments subject to special

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rules governing contingent payment debt instruments for U.S. federal income tax purposes.  If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity.  This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be.  In addition, any gain you may recognize on the sale, exchange, or maturity of the notes will be taxed as ordinary interest income.  If you are a secondary purchaser of the notes, the tax consequences to you may be different.
We describe these rules in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Tax Treatment” below. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.
Additional Risk Factors Relating to Notes Linked to An Index
Changes That Affect An Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.
The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the notes and any payments on the notes. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the notes.
We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.
Actions by any company whose securities are included in any Index to which your notes are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the notes. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.
We And Our Subsidiaries Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
We and our subsidiaries are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in any applicable market measure supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the notes made hereby in any way nor will have any obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.
Additional Risk Factors Relating to Notes Linked to A Fund
Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.
The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the notes and any payments on the notes. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the notes and any payments on the notes. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the notes.

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We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.
Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the notes. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.
We And Our Subsidiaries Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
We and our subsidiaries are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in any applicable market measure supplement or in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the notes made hereby in any way and have no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.
An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.
The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the notes based on the performance of a Fund will not be the same as the return on notes based on the performance of the related fund underlying index.
There Are Risks Associated With A Fund.
Although the shares of any Fund to which your notes are linked will be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.
In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index.  Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.
Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements.  In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.
These risks may adversely affect the price of the shares of any applicable Fund and, consequently, the value of the notes.

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Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.
An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the notes may be adversely affected.
Additional Risk Factors Relating to Notes Linked to An Underlying Stock
The Notes May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the notes would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the notes and any payments on the notes.
We Cannot Control Actions By An Underlying Stock Issuer.
Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the notes. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the notes nor will any Underlying Stock Issuer have any obligations with respect to the notes, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the notes nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the notes nor will have any obligations with respect to any amounts payable on the notes.
We And Our Subsidiaries Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
We and our subsidiaries are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the notes and does not relate to any Underlying Stock. The material provided in this product supplement and any applicable pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the notes and any payments on the notes. You, as an investor in the notes, should make your own investigation into any applicable Underlying Stock Issuer.
In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders.  In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain and the value and liquidity of the notes may be adversely affected.  Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.
You Have Limited Anti-dilution Protection.
The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such

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Underlying Stock. Consequently, this could affect the value of the notes and any payments on the notes. See “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

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GENERAL TERMS OF THE NOTES
Jefferies Financial Group Inc. will issue the notes as part of a series of senior unsecured obligations entitled “Medium-Term Notes, Series A,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.
The specific terms of the notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.
Unless otherwise specified in the applicable pricing supplement, the notes will be book-entry notes.
Certain Terms for Notes Linked to an Index
Certain Definitions
A “multiple exchange index” means the EURO STOXX 50® Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.
A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.
A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.
The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.
The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Bloomberg L.P., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”
Market Disruption Events
A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

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(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)
The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):
(1)
the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)
the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:
(A)
Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•
a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•
any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled

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closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:
•
a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•
any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•
the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)
The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:
(1)
the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)
an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index
If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).
Discontinuance of an Index
If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”),

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then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination.  Upon any selection by the calculation agent of a successor equity index, we will cause notice to be given to holders of the notes.
In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.
If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.
Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the notes.
Certain Terms for Notes Linked to a Fund
Certain Definitions
A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.
The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.
The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.
The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.
The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
Market Disruption Events
A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of

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such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to a Fund:
(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and
(2)
the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation
Anti-dilution Adjustments
The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.
The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend.  Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the notes upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the notes.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the notes.  All determinations made by the calculation agent in making any adjustments to the terms of the notes, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the notes, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.
For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%.  The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
(A)	Stock Splits and Reverse Stock Splits
If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
(B)	Stock Dividends
If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-

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dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.
(C)	Extraordinary Dividends
If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:
(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)
“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.
(D)	Other Distributions
If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances.  If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the notes that results solely from the applicable event.
(E)	Reorganization Events
If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the notes as the calculation agent determines appropriate to account for the economic effect on the notes of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).
Liquidation Events
If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and us, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the notes.
If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund

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closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.
If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund.  Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the notes.
If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the notes unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.
Alternate Calculation
If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the notes with reference to such adjusted closing price of such Fund or such successor fund, as applicable.
Certain Terms for Notes Linked to an Underlying Stock
Certain Definitions
A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.
The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:
•
if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•
if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.
If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of JFSI or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.
The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.
The “adjustment factor” for an Underlying Stock is initially 1.0.  The adjustment factor for an Underlying Stock will remain constant for the term of the notes, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.

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Market Disruption Events
A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:
•
a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•
a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•
such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our subsidiaries to unwind all or a material portion of a hedge with respect to the notes that we or our subsidiaries have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:
•
a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.
For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:
•	a price change exceeding limits set by that market;
•	an imbalance of orders relating to such Underlying Stock or those contracts; or
•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.
Adjustment Events
The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your notes, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Notes Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”
How adjustments will be made
If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock.  Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

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The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the notes be deemed to change the principal amount per note.
If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.
For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your notes that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.
The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.
If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.
No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.
Stock Splits and Reverse Stock Splits
A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.
A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.
If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.
Stock Dividends
In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.
If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

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•	the number of shares issued with respect to one share of such Underlying Stock, and
•	the prior adjustment factor for such Underlying Stock.
The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.
No Adjustments for Other Dividends and Distributions
Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:
•	stock dividends described above,
•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,
•	distributions that are spin-off events described in “ —Reorganization Events” below, and
•	extraordinary dividends described below.
An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).
If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:
•	the prior adjustment factor for such Underlying Stock, and
•
a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.
To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:
•	the prior adjustment factor for such Underlying Stock, and
•
a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on

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the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.
The number of additional shares will be equal to:
•
the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.
If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.
Reorganization Events
Each of the following is a reorganization event with respect to an Underlying Stock:
•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),
•
the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,
•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,
•
the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•
the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events
If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”
Reorganization property can be classified into two categories:
•
an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•
cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate.  In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such

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Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.
If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.
If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:
(a)	if such Underlying Stock continues to be outstanding:
(1)
that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;
provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or
(b)	if such Underlying Stock is surrendered for reorganization property:
(1)
that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:
(i)
if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)
if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

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For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.
Replacement Stock Events
Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.
The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under our trading restriction policies, the hedging counterparties of us or any of their affiliates that would materially limit our ability, the hedging counterparties of us or any of their affiliates to hedge the notes with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by the notes (equal to the product of (a) (i) the aggregate principal amount outstanding divided by (ii) the starting value of the applicable Underlying Stock and (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).
If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.  If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.
The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.
“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer.  If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.
The “replacement stock selection index” means the S&P 500® Index.
Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility.  If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

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Consequences of a Market Disruption Event; Postponement of a Calculation Day
As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.
Notes Linked to a Single Market Measure
If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.
If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:
(i)
in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and
(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.
As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.
Notes Linked to Multiple Market Measures
If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.
If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:
(i)
in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and
(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

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As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.
Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.
Payment Dates
The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the notes (each referred to in this section as a “payment date”).
If any scheduled payment date is not a business day, the payment (if any) required to be made on the notes on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the notes are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.
If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Unless otherwise specified in the applicable pricing supplement, a “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
Calculations and Calculation Agent
Jefferies Financial Services Inc., a wholly-owned subsidiary of the Company, will act as calculation agent for the notes and may appoint agents to assist it in the performance of its duties.  Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.
The calculation agent will determine any amounts payable on the notes. In addition, the calculation agent will, among other things:
•	determine whether a market disruption event has occurred;
•	determine the closing value of a Market Measure under certain circumstances;
•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;
•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;
•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and
•	select a replacement stock for an Underlying Stock under certain circumstances.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.
Events of Default and Acceleration

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If an event of default with respect to an issue of notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by such notes, with respect to each note, will be equal to the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the notes will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day).  The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

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BENEFIT PLAN INVESTOR CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) applies (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a Plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA or the Code.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).
We and our subsidiaries may each be considered a Party in Interest with respect to many Plans. Special caution should be exercised, therefore, before the notes are purchased by a Plan. In particular, the fiduciary of the Plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:
•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a person who is a Party in Interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if in connection with the transaction the Plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).
The foregoing list of exemptions is not exhaustive, and there can be no assurance that any of them will be available with respect to transactions involving the notes.  Other statutory or administrative class exemptions may be applicable.  In addition, a purchaser or holder may obtain an individual administrative exemption.
Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:
•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any Plan or Non-ERISA Arrangement; or
•
the purchase, holding and subsequent disposition of the notes by such purchaser or holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code and any applicable Similar Law, of the acquisition of the notes and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

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The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing in this product supplement is, or should be construed as, a representation or advice as to whether an investment in the notes would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus supplement.
The following section is the opinion of Sidley Austin LLP, our counsel.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
◾	a dealer in securities or currencies;
◾	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings;
◾	a bank;
◾	a life insurance company;
◾	a tax exempt organization;
◾	a partnership;
◾	a regulated investment company;
◾	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
◾	a common trust fund;
◾	a person that owns a note as a hedge or that is hedged against interest rate risks;
◾	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
◾	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

 You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your notes as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of a note and you are:
◾	a citizen or resident of the United States;
◾	a domestic corporation;
◾	an estate whose income is subject to U.S. federal income tax regardless of its source; or
◾
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
Unless otherwise noted in the applicable pricing supplement, if your notes have a term of more than one year, your notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the

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“comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. Under these rules, you will generally be required to include amounts in income in respect of your notes at the comparable yield, even though you may not receive any payments from us until maturity. You will not have to separately include the amount of interest that you receive, if any, except to the extent of any positive or negative adjustments discussed below.
If your notes are redeemable at the option of the issuers or automatically based upon the performance of the Market Measure(s), it is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your notes) that provide for the possibility of early redemption should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date.
We will provide the comparable yield and projected payment at maturity for your notes in the applicable pricing supplement. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.
The comparable yield and projected payment schedule will not be provided to you for any purposes other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.
If, during any taxable year, the actual payments with respect to the notes exceed the projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. You will be required to treat a net positive adjustment as additional interest income in that taxable year.
If, during any taxable year, the actual payments with respect to the notes are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or maturity of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.
Furthermore, it is possible that any Form 1099-OID you receive in respect of the notes may not take net negative or positive adjustments into account and therefore may overstate or understate your interest inclusions. You should consult your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.
If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon sale, exchange, redemption or maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon sale, exchange, redemption or maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.
The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes, decreased by the amount of any fixed coupon payments and the projected amount of any contingent payment previously made with respect to the notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.
Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

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You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), decreased by the amount of any fixed coupon payments and the projected amount of any contingent payment previously made to you with respect to your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.
Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.
Short-Term Notes. Unless otherwise specified in the applicable pricing supplement, if your notes have a term of one year or less and guarantee the return of principal at maturity, you will be obligated by purchasing of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize your notes for all tax purposes as short-term debt instruments that provide for contingent payments.
Although there is no authority that specifically addresses the tax treatment of short-term debt instruments that provide for contingent payments, except with respect to any coupon payments, it is likely that you should not recognize any income prior to the sale, exchange, redemption or maturity of the notes. If you are an initial purchaser of the notes, upon the maturity or redemption (if any) of your notes you should recognize either ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (except with respect to amounts representing accrued and unpaid interest, which will be taxable as such) and the amount you paid for your notes. Upon a sale or exchange of your notes prior to the maturity of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange (except with respect to amounts representing accrued and unpaid interest, which will be taxable as such), unless you sell or exchange your notes after the date on which all amounts payable on the notes have been fixed, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the notes. For more information, please see the discussion under “United States Federal Taxation — U.S. Holders — Short-Term Notes” in the accompanying prospectus supplement.
Backup Withholding and Information Reporting
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your notes and we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement. Please see the discussion under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:
◾	a nonresident alien individual;
◾	a foreign corporation; or
◾	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.
The term “Non-U.S. Holder” does not include any of the following holders:
◾
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

◾	certain former citizens or residents of the United States; or

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◾	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.
Except as otherwise provided in the applicable pricing supplement, and subject to the discussion below concerning Section 871(m) of the Code and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a Note, provided that:

◾	the Non-U.S. Holder does not own, directly or by attribution, 10% or more of the total combined voting power of all classes of stock of Jefferies Financial Group Inc. that are entitled to vote;
◾	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
◾	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code;
◾	the shares of any Market Measure(s) are actively traded; and
◾	the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.
The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that Note (or a financial institution holding a Note on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable Market Measure(s), component of any Market Measure(s), or component of any Market Measure(s) included in a basket during the term of the notes. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We will determine, as of the issue date of your notes, if your notes will be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale, exchange, redemption or maturity of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the notes.

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SUPPLEMENTAL PLAN OF DISTRIBUTION
Delivery of the notes will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in two business days after the date the notes are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than two business days after the date on which the notes are priced, purchasers who wish to trade such notes at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the notes will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Notice to Prospective Investors in the European Economic Area
The applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). The applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in the applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement may only do so with respect to EEA Qualified Investors. Neither the Company nor the agent have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS -– The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). The applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement have been prepared on the basis that any offer of notes  in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in the applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement may only do so with respect to UK Qualified Investors. Neither the Company nor the agent have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

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The communication of the applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person  for the purposes of Section 21 of the FSMA.  Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.  The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)) or who fall within Article 49(2)(a) to (d)  of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom the notes offered hereby are only available to, and any investment or investment activity to which the applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on the applicable pricing supplement and this product supplement and the accompanying prospectus and prospectus supplement or any of their contents.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.